UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2010

Shiner International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33960	98-0507398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19/F, Didu Building, Pearl River Plaza, No. 2 North Longkun Road
Haikou, Hainan Province, China 570125

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:       86-898-68581104

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02(b) and (c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 11, 2010, the board of directors of Shiner International, Inc. (the "Company") announced the appointment of Jeffrey T. Roney as Chief Financial Officer of the Company.  His responsibilities will include overseeing the corporate finance and investor relations functions of the Company.  The Company's former Chief Financial Officer, Ms. Xuezhu Xu, will assume the role of Corporate Controller of the Company.  Ms. Xu joined Shiner’s predecessor company, Sino Palace, in April 2004.

Mr. Roney, 48, joined Shiner on February 11, 2010 as its Chief Financial Officer.  Prior to joining Shiner, Mr. Roney owned and operated Roney Consulting Company from 2008 to 2009, and Roney Capital Partners, a privately held investment management and financial consulting company located in Virginia, from 1988 to 2008.  Mr. Roney served as Vice President of Business Development and Investor Relations for Shengkai Innovations, Inc. during 2009. He began his career with Honeywell Federal Systems Division from 1984 until 1986. Mr. Roney received a BS/BA in Accounting from American University in 1984 and an MBA from Babson College in 1988.

Shiner entered into an Employment Agreement with Mr. Roney on February 11, 2010, to serve as Shiner's Chief Financial Officer. The current term of Mr. Roney's Employment Agreement ends on February 11, 2011, and the agreement term automatically renews for four successive annual terms unless terminated in advance of the end of the initial term or any renewal term.

Pursuant to the Employment Agreement, Mr. Roney is entitled to the following: (i) an initial base salary of $108,000 ($9,000 per month), (ii) a potential bonus of up to 33% of his base salary and (iii) reimbursement of business expenses, up to $50,000 per year.

Mr. Roney's Employment Agreement can be terminated by the Board of Directors or  the Chief Executive Officer immediately if Mr. Roney does not meet work expectations, or can be terminated by the Company for "Cause" immediately and without notice during the term. For purposes of the Employment Agreement, "Cause" is defined to mean the joint or several conduct of Roney which amounts to (i) fraud, dishonesty or breach of fiduciary duty against the Company; (ii) willful misconduct, insubordination, repeated refusal to follow the reasonable directions of the Board of Directors; (iii) intoxication with alcohol or drugs while on the Company's premises during regular business hours.

Ms. Xu, 48, served as our Chief Financial Officer from July 2007 to February 2010. Prior to that, Ms. Xu served as chief financial officer of Sino Palace from January 2004 to July 2007. She worked at Hisense Company Limited as Chief Financial Officer from 1996 to December 2003. From 1990 to 1996 Ms. Xu worked as an accounting manager at Hainan Hisense Group. She worked as the accounting manager in Hainan WenChang Foreign Trade Co. from 1981 to 1990. Ms. Xu graduated from Hainan Supply and Marketing School in 1981 with a Bachelor’s Degree in Accounting. She received an Advanced certificate of MBA studies from Renmin University in 2004.

Item 7.01	Regulation FD Disclosure.

On February 25, 2010, Shiner issued a press release announcing Mr. Roney's appointment.  A copy of the press release is attached hereto as Exhibit 99.1.

Exhibit 99.1 furnished with this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of Shiner under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1 -	Press Release of Shiner International, Inc. dated February 25, 2010.

Exhibit 10.7 -	Employment Agreement, dated as of February 11, 2010, by and between Shiner and Jeffrey T. Toney.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 26, 2010

SHINER INTERNATIONAL, INC.

By:	/s/ Qingtao Xing
Qingtao Xing
President & Chief Executive Officer